EXHIBIT 10.6

                            CARRIER SERVICE AGREEMENT


THIS CARRIER SERVICE AGREEMENT ("AGREEMENT") IS ENTERED INTO ON July 2, 1999, between STAR TELECOMMUNICATIONS, INC., a Delaware corporation ("Provider"), with offices at 223 East De La Guerra Street, Santa Barbara, California, 93101, and IPVOICE.COMMUNICATIONS, INC. dba IPVOICE.COM, a Nevada corporation ("Purchaser"), with its principal office located at 5901 Middlefield Road, Suite 100, Littleton, Colorado 80123.

Background:

     A. Provider provides telephone communications services between its location and the outbound termination points identified on Exhibit A attached hereto and incorporated herein by this reference; and

     B. Purchaser desires to purchase and Provider desires to provide, upon the terms and conditions set forth in this Agreement, telephone communication services to Purchaser.

Agreement:

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

Business Provisions:

1. Service Commencement Date. Beginning on or about July 15, 1999, Provider shall provide telephone communication services to Purchaser at the rates, terms and conditions described in Exhibits A and B and to the termination points set forth in Exhibit A. Purchaser acknowledges that the per-minute rate set forth on Exhibit A (the "Discount Rate") is a preferential rate based on prompt payment on or before the Due Date. Such rate is subject to adjustment as provided in
Section 4. The services to be provided are limited to those set forth in Exhibit A and require from Purchaser a monthly minimum usage per T-1 and/or E-1 as set forth in said Exhibit. Rates listed in Exhibit A are subject to change by Provider with five (5) days written notice to Purchaser, either by facsimile and/or overnight courier.


            IPVoice Communications, Inc, dba IPVoice.Com BW Initials

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2.  Period of  Service.  This  Agreement  shall be  effective  and the  parties'
obligations shall commence upon the above date of execution by the parties and this Agreement shall continue (subject to Provider's right to terminate this Agreement sooner as provided in Section 6) for a period of SIX ( 6 ) MONTHS from such date. This Agreement will be automatically renewed on a month-to-month basis after the expiration of the initial term or any subsequent term. If either party desires to cancel this Agreement upon the expiration of the initial term or any subsequent term, it shall give the other party written notice of its intent to cancel at least thirty (30) days prior to the expiration of the current term. This Agreement shall continue and remain in full force and effect until canceled by either party upon notice as provided herein.

3. Security. As a condition of the Provider's obligations hereunder, to ensure the prompt payment of sums due hereunder, Purchaser shall furnish to Provider upon the execution of this Agreement $DEPOSIT WAIVED in the form of cash, irrevocable and unconditional letter of credit, or such other security as may be acceptable to Provider. If Purchaser's account balance, plus Purchaser's unbilled usage exceeds a credit limit of $50,000.00 per month, Provider reserves the right to request a deposit. In the event that payment is received late one
(1) time, Provider reserves the right to request Purchaser provide an additional deposit equal to one (1) month's usage. Purchaser shall provide deposit for additional security and/or late payment(s) within five (5) days of request for such deposit by Provider.

Purchaser shall at all times comply with Provider's initial and continuing credit approval procedures and policies. Provider reserves the right to withhold initiation and full implementation of services under this Agreement pending initial, satisfactory credit review and approval thereof, which may be conditioned upon terms specified, including but not limited to, security for payments due hereunder as stated in the previous paragraph. Upon request by Provider, at any time, Purchaser agrees to provide financial statements or other indications of financial circumstances. As may be determined by Provider, in its sole discretion at any time, if the financial circumstances or payment history of Purchaser is or becomes unacceptable, Provider may require a new or increased deposit, guarantee or irrevocable letter of credit, at Purchaser's option, to secure Purchaser's payments for the term of the Agreement. Failure of Purchaser to provide requested security

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shall permit the other party to immediately  suspend  services,  without further notice or demand, until such time as requested security is provided.

General Provisions:

4. Invoice.

     (a) Provider shall submit an invoice to Purchaser each month, covering charges for the previous month. Purchaser shall make payment to Provider within twenty (20) days after the invoice date (the "Due Date"), which shall be the last date of the previous month's billing cycle.

     (b) If payment is not received by Provider by the Due Date, then the Discount rate will be increased by one cent ($.01) per minute for each minute billed during the month preceding the invoice date (the "Adjusted Rate"). In addition, a late fee of one and one-half percent (1 1/2%) per month shall be assessed on Purchaser's delinquent balance of undisputed usage not paid by the Due Date.

PLEASE INITIAL HERE:       ____ INITIALS

Nothing herein shall be construed to constitute a waiver of Provider's right to declare a default by Purchaser under this Agreement on account of such delinquency, to terminate this Agreement and to exercise any other rights under this Agreement or at law or in equity.

5. Taxes. Upon the execution of this Agreement, Purchaser shall furnish Provider with a properly executed Certificate of Exemption for all foreign, federal, state, county and local taxes and fees (if any) and shall be responsible for the collection of all applicable end-user taxes and fees and the remittance of such taxes and fees to the relevant governmental authority.

6. Termination. If payment has not been received by the Due Date described above, or any extension thereof permitted in writing at Provider's option, for all charges (including transmission charges, service charges and monthly fixed charges, if any) billed to Purchaser, then Provider may at its sole discretion, and with five (5) days prior written notice to Purchaser, terminate transmission services in part or in whole. Provider reserves the right to collect attorneys' fees and any and all costs incurred by Provider in the collection of any unpaid amounts whether or not suit is instituted.


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7. Adjustments.  Requests for billing adjustments must be made within sixty (60)
days of the invoice date. Any amounts which are determined to be in error will be credited against the next month's invoice. Such request for adjustment shall not be cause for delay in payment of the balance due.

8. No Warranties. PROVIDER MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRANSMISSION SERVICES PROVIDED HEREUNDER AND EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, DESCRIPTION OR FITNESS FOR ANY PARTICULAR PURPOSE OR FUNCTION.

9. Waiver of Liability. As a material inducement for Provider to provide the services hereunder at the prices stated, Purchaser agrees that Provider shall in no event be liable for any loss, expense or damage for (i) loss of revenue, profits savings, business or goodwill, and (ii) exemplary, proximate, consequential, or incidental damages and expenses of any type or nature on account of any breach or default hereunder by Provider or on account of the use or nonuse or the services.

10. Indemnity. Purchaser shall indemnify and hold harmless Provider, its stockholders, officers, directors, employees and agents from any and all loss, cost, damage, expense or liability, including, without limitation, court costs and reasonable attorneys' fees, arising out of, in whole or in part, directly or indirectly, the installation, hook-up, maintenance, service or trouble-shooting of the transmission services described in this Agreement including any interruption of transmission service to Purchaser, its employees, agents and customers, except when caused by the gross negligence by the Provider or the intentional violations of any applicable law or governmental regulation by Provider.

11. Regulations. This Agreement is made expressly subject to all present and future valid orders and regulations of any regulatory body having jurisdiction over the subject matter hereof and to the laws of the United States of America, any of its states, or any foreign governmental agency having jurisdiction. In the event this Agreement, or any of its provisions, shall be found contrary to or in conflict with any such order, rule , regulation or law, this Agreement shall be deemed modified to the extent necessary to comply with any such order, rule, regulation or law and shall be modified in such a way as is consistent with the form, intent and purpose of this Agreement.

12. No Agency. Neither party is authorized to act as an agent for, or legal representativeof, the other party and neither party shall have the authority

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to assume or create any obligation on behalf of, in the name of, or binding upon the other party.

13. Force Majeure. The parties' obligations under this Agreement are subject to, and neither party shall be liable for, delays, failures to perform (except the payment of money by Purchaser), damages, losses or destruction, or malfunction of any equipment or any consequence thereof caused or occasioned by, or due to fire, flood, water, the elements, labor disputes or shortages, utility curtailments, power failures, explosions, civil disturbances, governmental actions, shortages of equipment for supplies, unavailability of transportation, acts or omissions of third parties, or any other cause beyond the party's reasonable control. Purchaser shall not represent that Provider is responsible for the type or quality of Purchaser's services to its customers.

14. No Waiver. The failure of either party to enforce or insist upon compliance with any of the provisions of this Agreement or the waiver thereof, in any instance, shall not be construed as a general waiver or relinquishment of any other provision of this Agreement.

15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Neither party shall voluntarily or by operation of law assign, transfer, license, or otherwise transfer all or any part of its right, duties or other interests in this Agreement or the proceeds thereof (collectively, "Assignment"), without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed. Any attempt to make an Assignment in violation of this provision shall be null and void. Purchaser shall provide written notice to Provider of any material change in ownership of Purchaser. Purchaser's failure to comply with the assignment provisions, as contained in this paragraph, shall give Provider, at its sole discretion, the option to either accept Purchaser's assignee or terminate this Agreement. No assignment shall release Purchaser of its obligations hereunder.

16. Amendment. This Agreement may not be amended except by an instrument in writing, executed by the parties. No modification or amendment hereto shall be effected by the acknowledgment or acceptance by either party of any purchaser order, sales acknowledgment or other similar form from the other party.

17. Merger. This Agreement (including its exhibits) supersedes and merges all prior agreements, promises, understandings, statements, representations, warranties, indemnities and covenants and all inducements to the making of this


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Agreement  relied upon by either  party  herein,  whether  written or oral,  and embodies the parties' complete and entire agreement with respect to the subject matter hereof. No statement or agreement, oral or written, made before the execution of this Agreement shall vary or modify the written terms hereof in any way whatsoever.

18. Interpretation. The words and phrases used herein shall have the meaning generally understood in the telecommunications industry. This Agreement shall be construed in accordance with its fair meaning and not for or against either party on account of which party drafted this Agreement.

19 Third Party Beneficiaries/Parties in Interest. This Agreement has been made and is made solely for the benefit of the Provider and Purchaser, and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer any rights/remedies under or by reason of this Agreement on any third party.

20. Severability. If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason, such illegal, unenforceable, or invalid provisions or part(s) thereof shall be stricken from this Agreement and such provision shall not affect the legality, enforceability, or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this section, then the stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision as is legally possible.

21. Representation of Authority. Each party represents and warrants to the other that the execution and delivery of this Agreement and the performance of such party's obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such parties and enforceable in accordance with its terms.

22. Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.


            IPVoice Communications, Inc, dba IPVoice.Com BW Initials

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23.  Governing  Law. This  Agreement  shall be in all respects,  governed by and construed and enforced in accordance with the laws of the State of California, including all matters of construction, validity and performance. Any action to enforce or interpret the terms of this Agreement shall be instituted and maintained in the Superior Court of the County of Santa Barbara, State of California. Purchaser hereby consents to the jurisdiction of such court and waives any objections to such jurisdiction. In any action or proceeding arising out of this Agreement, the party prevailing in such action shall be entitled to recover its reasonable attorneys' fees and costs.

24. Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

25. Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to be delivered when actually received, or, if earlier and regardless of whether actually received on the day following the date of mailing, first class mail, duly addressed and with proper postage to the last known place of business of either party. Notices will be delivered as follows:

To Provider:                                 To Purchaser:
              Attn:  Contract Manager                  Attn: Barbara Will
              STAR Telecommunications, Inc.            IPVoice.com
              223 East De La Guerra Street             5901 So. Middlefield Road
              Santa Barbara, CA 93101                  Littleton, CO 80123
              Phone:  (805) 899-1962                   Phone:  (303) 738-1266
              Fax:  (805) 884-0342                     Fax:  (303) 738-1295

Billing Contact:                             Billing Contact:
              Leticia Anguiano,                        Name:  Lillian Vader
               Billing Director
               Phone:  (805) 899-1962                  Phone/Fax:  Same as above
               Fax:  (805) 966-5482

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

PROVIDER:  STAR TELECOMMUNICATIONS, INC.
By:/s/ David Vaun Crumly
------------------------------
Printed Name: David Vaun Crumly
Title: Executive Vice President

PURCHASER:  IPVOICE COMMUNICATIONS, INC dba IPVOICE.COM

By:  Barbara S. Will
---------------------------
Printed Name:  Barbara S. Will
Title:  President


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                                    EXHIBIT B
               ANCILLARY PRICING SCHEDULE FOR TERMINATION SERVICES (Charges Applicable When Utilizing the Services Listed Below)

NON-RECURRING CHARGES                     DS-1              DS-3           E-1
Circuit Order:  Supplements, Changes      $250.00           $250.00        $300.00
                           Disconnects

Order Expedite                            $250.00           $250.00        $300.00


Cross Connects:                           $250.00           $250.00        $300.00


MONTHLY RECURRING CHARGES

Circuit Cross Connect                     $ 50.00           $400.00        $150.00

Call Detail Records                       $ 35.00
(provided on CD-ROM)
IMPORTANT!  If you want to receive
Call Detail Records, please contact your
Account Manager.

ADPCM Equipment Rental (2:1 compression)  $250.00

SS7 Translations:
SNET                                      $200.00
PACE                                      $350.00

MISCELLANEOUS                          Monthly Recurring         Non-recurring
M1/3 Multiplexer: 1 Yr. Term                $350.00                   $250.00
                  2 Yr. Term                $300.00                   $250.00
T-1 Echo Canceller (per circuit end)
                  6 Mo. Term                $200.00                   $250.00
                  1 Yr. Term                $150.00                   $250.00
(Required for all customer circuits
over 600 miles from STAR switch or POP)

E-1 Echo Canceller (per circuit end)
                  6 Mo. Term               $350.00                    $350.00
                  1 Yr. Term               $250.00                    $250.00
AC Power (20 amp minimum)                  $140.00
Over 20 amps:  $7.00 per amp
DC Power (10 amp minimum)**                $130.00
Over 10 amps:  $13.00 per amp

All of the above-listed charges are monthly fees per T-1 or E-1. All Ancillary charges are subject to change with 30-day notices. Services not described above will be considered special handling and charges will be assessed on an individual basis.




            IPVoice Communications, Inc, dba IPVoice.Com BW Initials

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